UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 17, 2008

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

               Not Applicable

___________________________________________________________________________________

    (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 17, 2008, the registrant announced the appointment of Ralph E. Jones III to its Board of Directors effective September 17, 2008. A copy of the press release announcing the appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Mr. Jones, age 52, served as chairman and chief executive officer of Arch Worldwide Insurance Group (“Arch”) from September 2003 until retiring in July 2008. Prior to joining Arch as president of Arch Insurance Group, Inc. in July of 2003, Mr. Jones was chief executive officer of Chubb Specialty Insurance, a strategic business unit within the Chubb Group of Insurance Companies. Previously, Mr. Jones was managing director of Hiscox Insurance Company, Ltd., the United Kingdom and European property and casualty business of Hiscox, plc. Mr. Jones began his career with Chubb, where he served in various senior executive positions, including chief underwriting officer of Chubb Insurance Company of Europe and worldwide manager of its executive protection department.

Mr. Jones has been named to the Audit Committee, Compensation Committee and Nominating and Governance Committee.

During the twelve months ended December 31, 2007 and the six months ended June 30, 2008, subsidiaries of the registrant participated in reinsurance transactions with affiliates of Arch in the ordinary course of their respective businesses. All such transactions were on standard commercial terms and the amounts involved were not material to either the registrant or Arch.

In accordance with the registrant’s 1995 Stock Option Plan for Non-Employee Directors, on the date of Mr. Jones’ appointment to the Board of Directors, he received options to purchase that number of the registrant’s common shares equal to $50,000 divided by the fair market value of such shares based upon the average of the high and low trading price on that date.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

99.1	News Release of the registrant,

dated September 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By: /S/ CRAIG EISENACHER

Craig Eisenacher

Executive Vice President and

Chief Financial Officer

Dated: September 19, 2008

EXHIBIT INDEX

Exhibit

Number	Description of Document	Page No.

99.1	News Release of the registrant,
dated September 17, 2008	5